CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                             NORTHERN ETHANOL, INC.
                                      INTO
                              BEACONSFIELD I, INC.


      (PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF DELAWARE)

      BEACONSFIELD I, INC. (the "Corporation"), a corporation incorporated on the 29th day of November, 2004, pursuant to the provisions of the General Corporation Law of the State of Delaware;

      DOES HEREBY CERTIFY that the Corporation owns 100% of the capital stock of NORTHERN ETHANOL, INC., a corporation incorporated on April 3, 2006, pursuant to the provisions of General Corporation Law of the State of Delaware, and that the Corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 3rd day of April, 2006 determined to merge into itself into said NORTHERN ETHANOL, INC., which resolution is in the following words to wit:

      WHEREAS the Corporation lawfully owns 100% of the outstanding stock of NORTHERN ETHANOL, INC., a corporation organized and existing under the laws of the State of Delaware,

      NOW, THEREFORE, BE IT RESOLVED, that it is the intention of this Board to merge NORTHERN ETHANOL, INC., the Corporation's wholly owned subsidiary, into the Corporation and for the surviving corporation to assume all of the rights, benefits, liabilities and obligations of NORTHERN ETHANOL, INC. Accordingly, management of the Corporation is hereby authorized to perform all necessary acts and to execute an Agreement of Merger, Certificate of Ownership and Merger and all other necessary documents to effect the upstream merger of NORTHERN ETHANOL, INC. into the Corporation pursuant to Section 253 of the Delaware Corporation Law; and be it further

      RESOLVED, that the Agreement of Merger, a form of which is attached hereto, pursuant to which, among other things, (i) NORTHERN ETHANOL, INC. shall be merged into the Corporation and (ii) each issued and outstanding share of Beaconsfield I, Inc., as of the effective date of the merger, shall be surrendered and extinguished and the same is authorized, approved, ratified and confirmed in all respects; and be it further

      RESOLVED, that the Certificate of Ownership and Merger, a form of which is attached hereto, is, in all respects authorized, approved, ratified and confirmed; and be it further

      RESOLVED, that in connection with the upstream merger of NORTHERN ETHANOL, INC., the Corporation's wholly owned subsidiary, into the Corporation, the Corporation changes its name from Beaconsfield I, Inc. to NORTHERN ETHANOL, INC., pursuant to Section 253(b) of the Delaware Corporation Law. The proper officers of the Corporation be, and they hereby are, authorized, empowered and directed to do and perform all such other acts and things as any of them shall determine to be necessary or desirable to change the Corporation's name from Beaconsfield I, Inc. to NORTHERN ETHATNOL, INC.; and be it further

      RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed, by and on behalf of the Corporation, to execute, file and/or deliver, in the name and on behalf of the Corporation, any and all minutes, stock certificates, orders, receipts, agreements and other documents as they deem necessary or appropriate to carry out the intent of the foregoing resolutions and to consummate the transactions contemplated thereby, the execution and delivery of any such minutes, stock certificates, orders, receipts, agreements or documents to be conclusive evidence of their authority to do so, and be it further

      RESOLVED, that pursuant to Section 253(c) of the GCL, the resolutions approving the Merger may be abandoned by the Board of Directors on its own initiative at any time prior to the time that the Certificate of Ownership and Merger becomes effective in accordance with Section 103 of the GCL.

      IN WITNESS WHEREOF, Beaconsfield I, Inc., a corporation, has caused this certificate to be signed by Andrew Gertler, its President and attested to by Joseph Galda, a member of the Board of Directors, this 3rd day of April, 2006.




                                                By:
                                                   -------------------------
                                                   Andrew Gertler
                                                   President



Attest: ------------------------
        By:  Joseph P. Galda